UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 16, 2010

Analogic Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Centennial Drive, Peabody, Massachusetts	01960
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 978-326-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 16, 2010, Analogic Corporation (“we”, “us”, “our”) approved an annual incentive bonus program for fiscal 2011 (the “FY11 AIP”). For our executive officers, the FY11 AIP is based on the achievement of revenue and adjusted non-GAAP earnings per share targets. Under the FY11 AIP, each of our executive officers has been assigned a target cash award and has the opportunity to earn a maximum of two times the target based on performance relative to the criteria described above. For our executive officers, any amounts earned for performance in excess of target will be paid 50% in cash and 50% in our common stock. Our adjusted non-GAAP earnings per share are based on GAAP earnings per share adjusted for certain items that management considers to be non-operating, non-recurring or of a non-cash nature, such as share-based compensation expense, restructuring charges, and acquisition related expenses. No such item is used to calculate an adjusted non-GAAP measure without the approval of the Audit Committee of our Board of Directors.

The target bonus under the FY11 AIP for James W. Green, our President and Chief Executive Officer, is 90% of his $510,000 base salary for fiscal 2011, or $459,000. The target bonus under the FY11 AIP for John J. Fry, our Vice President, General Counsel and Corporation Secretary, is 50% of his $315,674 base salary for fiscal 2011, or $157,837. The target bonus under the FY11 AIP for Michael L. Levitz, our Vice President, Chief Financial Officer, and Treasurer, is 45% of his $288,850 base salary for fiscal 2011, or $129,983. The target bonus under the FY11 AIP for Donald B. Melson, our Vice President – Corporate Controller, is 35% of his $231,837 base salary for fiscal 2011, or $81,143.

On September 16, 2010, we approved a long-term incentive program (the “FY11 LTIP”). Under the FY11 LTIP, each of our executive officers will receive a long-term incentive award of performance contingent restricted stock units, which will vest based upon achievement of certain targets over the three year period ending July 31, 2013 with respect to our cumulative adjusted non-GAAP earnings per share and our relative total shareholder return (“TSR”). For our executive officers, achievement in whole or in part of each target will result in the vesting of up to one-half of the performance contingent restricted stock units awarded, based on pre-defined formulas. All restricted stock units earned based on achievement of the performance targets will cliff-vest on July 31, 2013. Relative TSR will be calculated based on our TSR relative to the performance of the Russell 2000 stock index.

The table below summarizes the long-term incentive awards approved and granted to executive officers under the FY11 LTIP on September 16, 2010:

Name	Approved Performance Contingent Target Awards (in stock units)	Approved Performance Contingent Maximum Awards (in stock units)
James W. Green	18,232	36,464
John J. Fry	8,276	16,552
Michael L. Levitz	7,572	15,144
Donald B. Melson	4,420	8,840

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analogic Corporation

September 22, 2010	By:	/S/ JOHN J. FRY
	Name:	John J. Fry
	Title:	Vice President, General Counsel, and Secretary